Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the following:

The use in this Pre-Effective Amendment No. 3 to Registration Statement (No. 333-191499) on Form N-2 of Newtek Business Services Corp. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Newtek Business Services, Inc. for the year ended December 31, 2013, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated March 31, 2014 relating to the senior securities table for the year ended December 31, 2013 appearing elsewhere in this registration statement.

The use in this Pre-Effective Amendment No. 3 to Registration Statement (No. 333-191499) on Form N-2 of Newtek Business Services Corp. of our reports dated August 27, 2014 relating to our audits of the consolidated special purpose schedule of investments as of March 31, 2014 and the financial statements as of March 31, 2014 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

New York, New York

November 3, 2014